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                                                                    EXHIBIT 8.2

                      [ARMSTRONG TEASDALE LLP LETTERHEAD]




                                  June 2, 1999








Entertainment Properties Trust
1200 Main Street
Suite 3250
Kansas City, MO 64105

Ladies and Gentlemen:

         We have acted as tax counsel to Entertainment Properties Trust, a Maryland real estate investment trust (the "Company") in connection with the offering and sale by the Company from time to time of up to 5,000,000 common shares of beneficial interest, $.01 par value per share (the "Shares") which are the subject of a registration statement on Form S-3, Registration No. 333-78727 (as amended, the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended.

         You have requested our opinion as to whether the Company has operated in a manner to qualify it as a real estate investment trust ("REIT") within the meaning of Section 856(a) of the Internal Revenue Code of 1986, as amended (the "Code"). This opinion is solely for the benefit of the Company and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

         In our capacity as tax counsel to the Company and for the purpose of rendering this opinion, we have examined and relied upon the following, with your consent: (i) the Certificate dated May 18, 1999 executed and delivered to us by the Company and certain of its executive officers (the "Certificate") and containing representations of fact on which we have relied in giving this opinion; (ii) the Registration Statement and the documents and reports incorporated by reference therein, and (iii) such other documents we have considered relevant to our analysis. In our examination of such documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents.

         Our opinion is also based on (a) our understanding of the facts as represented to us in the Certificate and the accuracy of those facts and (b) the assumption that (i) the Company is



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ARMSTRONG TEASDALE LLP                                         Attorneys at Law




June 2, 1999
Page 2

operated and will continue to operate in the manner described or referred to in the Certificate and the Registration Statement, (ii) the facts contained in the Registration Statement are accurate and complete in all material respects, and
(iii) the representations of fact contained in the Certificate are accurate and complete in all material respects. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent inquiry into or verification of all of the facts referred to in the Certificate and the Registration Statement. While we have reviewed the representations made to us to determine their reasonableness, we have no assurance that they are or will ultimately prove to be accurate.

         We also note that the tax consequences addressed herein depend upon the actual occurrence of future events, which events may or may not be consistent with the representations made to us for purposes of this opinion. In particular, qualification and taxation of the Company as a REIT under the Code depend upon the Company's ability to meet, on a continuing basis, prescribed distribution levels, diversity of share ownership and the various qualification tests imposed by the Code. To the extent the facts differ from those represented to us or assumed by us herein, our opinion should not be relied upon.

         Our opinion is based on existing law as contained in the Code, the Treasury Regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service ("IRS") and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts. Our opinion is not binding on the IRS or the courts, and there can be no assurance the IRS will not challenge or that the courts will agree with our conclusions.

         Based upon and subject to the foregoing and the next paragraph below, we are of the opinion that, commencing with the Company's taxable period ended December 31, 1997 and continuing through its taxable year ended December 31, 1998, the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and that if the Company complies with the method of operation described or referred to in the Registration Statement and Certificate, the Company will continue to so qualify for so long as such method of operation is adhered to, absent any changes in the Code, Treasury Regulations, administrative pronouncements or court decisions.




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ARMSTRONG TEASDALE LLP                                         Attorneys at Law




June 2, 1999
Page 3

         We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion relating to the foregoing as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS and case law.

         We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement, the Prospectus included therein and any Prospectus Supplement filed in connection therewith and to the attachment of this opinion as an Exhibit to the Registration Statement and/or an Exhibit to a Current Report of the Company on Form 8-K.

                                                     Very truly yours,

                                                     /s/ ARMSTRONG TEASDALE LLP

                                                     ARMSTRONG TEASDALE LLP